UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 14, 2019
Date of Report (date of earliest event reported)
_________________
TransEnterix, Inc.
(Exact name of Registrant as specified in its charter)
_________________

Delaware	0-19437	11-2962080
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300
Morrisville, North Carolina 27560
(Address of principal executive offices)
919-765-8400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	TRXC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.
Sale of AutoLap Assets
On October 15, 2019, TransEnterix, Inc. (the “Company”) entered into an Amended and Restated System Sale Agreement (the “Amended AutoLap Agreement”) with Great Belief International Limited (the “Buyer”) to restructure the sale of its AutoLap assets. Pursuant to the Amended AutoLap Agreement, the Company sold the AutoLap laparoscopic vision system (“AutoLap”) and related assets to the Buyer for $17 million. The Company acquired AutoLap and its related assets from MST Medical Surgical Technologies Ltd. in October 2018. The assets include inventory, spare parts, production equipment, testing equipment and certain intellectual property specifically related to the AutoLap. In addition, the Company will enter into a cross‑license agreement with the Buyer to retain rights to use any AutoLap-related intellectual property sold to the Buyer, and to non-exclusively license additional intellectual property to the Buyer.
The Amended AutoLap Agreement removes the obligation for the Buyer to make an equity investment in the Company of $30 million, which was included in the System Sale Agreement, dated July 3, 2019, between the Company and the Buyer (the “Original Agreement”).
The purchase price under the Amended AutoLap Agreement is to be paid in three installments, an initial payment of $3 million, which was paid on October 15, 2019, $13 million to be paid through the delivery of an irrevocable, confirmed letter of credit by October 31, 2019, and the remaining $1 million to be paid by no later than December 15, 2019. The letter of credit release conditions precedent to full availability to the Seller are that the AutoLap capital goods shall have been delivered to Buyer's designated carrier; the AutoLap capital goods and AutoLap System assets shall be able to be delivered by Buyer free and clear of all encumbrances; and the parties shall have executed the Cross License Agreement and IP Assignment described in the Amended AutoLap Agreement.
The Company received the consent of Hercules Capital, Inc. as required under that certain Loan and Security Agreement, dated May 23, 2018, among the Company and its domestic subsidiaries, as co‑borrowers, several banks and other financial institutions or entities from time to time party to the Loan Agreement (collectively, the “Lender”) and Hercules Capital, Inc., as administrative agent and collateral agent (the “Agent”) to sell the AutoLap assets free and clear of the security interests held. The consent was obtained pursuant to the Consent and Second Amendment to the Loan and Security Agreement on July 10, 2019 (the “Second Amendment”). The Company has provided the Agent with the Amended AutoLap Agreement.
The Amended AutoLap Agreement contains customary representations and warranties of the parties, including consent of the Company’s Lender to the transfer of the AutoLap assets, and the parties have customary indemnification obligations, which are subject to certain limitations described further in the Amended AutoLap Agreement. The Company is indemnified by the Buyer for all costs over $1 million that may need to be paid to the current registration agent for the AutoLap assets in China.
The foregoing description of the Amended AutoLap Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Amended AutoLap Agreement. The Amended AutoLap Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition
On October 17, 2019, the Company announced preliminary financial results for the quarter ended September 30, 2019. The Company reported that during such quarter it sold one Senhance System in Taiwan. Revenue for the third quarter 2019 is expected to be in the range of $1.9 million to $2.1 million. As of September 30, 2019, the Company had cash, cash equivalents and short term investments of $22.8 million.
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 14, 2019, Joseph P. Slattery, the Executive Vice President and Chief Financial Officer of the Company notified the Company of his decision to retire from his roles as the public company principal financial officer of the Company. His departure is not due to any disagreement related to the Company’s operations, financial statements, internal controls, auditors, policies or practices.
Mr. Slattery will remain as Executive Vice President and Chief Financial Officer of the Company and its subsidiaries until December 31, 2019, and then will enter into a seven-month consulting agreement with the Company to provide additional transition services to the Company. The Company and Mr. Slattery entered into a Transition Agreement, dated October 17, 2019 (the “Transition Agreement”) pursuant to which he will continue in his current roles and continue to perform the duties of an executive officer of the Company. Under the Transition Agreement, his compensation and benefits will continue through December 31, 2019 and his outstanding equity awards will continue in full force, subject to the rights and conditions of such awards under the Company’s 2019 Amended and Restated Equity Incentive Compensation Plan (the “Plan”), including, without limitation, the change in control provisions of the Plan. If he should die or become disabled before December 31, 2019, he or his estate will be paid his base salary through December 31, 2019.
Under the Consulting Agreement, Mr. Slattery’s equity awards will continue to vest in accordance with his Award Agreements through July 31, 2020. If there is a change in control (as defined in the Plan) during the consulting term, his outstanding equity awards shall accelerate and vest on the closing of such transaction.
The foregoing description of the Transition Agreement and related Consulting Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Transition Agreement and related Consulting Agreement. The Transition Agreement will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.
The Company intends to initiate a search for a principal financial officer.
Item 8.01     Other Events
On October 17, 2019, the Company announced that it has engaged J.P. Morgan Securities LLC to assist the Board of Directors in considering strategic alternatives for the Company to enhance stockholder value, including, but not limited to a sale of the Company, a financing of the Company, a strategic partnership or collaboration or some other form of commercial relationship. In addition, the Company announced the implementation of a restructuring plan to reduce operating expenses as it continues the global market development of the Senhance platform. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

No.		Description
10.1	*	Amended and Restated AutoLap System Sale Agreement between TransEnterix, Inc., and Great Belief International Limited, dated October 15, 2019.
10.2
Consent and Second Amendment to Loan and Security Agreement, dated and effective as of July 10, 2019, by and among TransEnterix, Inc., TransEnterix Surgical, Inc., TransEnterix International, Inc., SafeStitch, LLC, the several banks party to the Loan and Security Agreement and Hercules Capital, Inc., as administrative agent and collateral agent (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the Securities and Exchange Commission on August 8, 2019).

99.1	*	Press release dated October 17, 2019 issued by TransEnterix, Inc.
104		Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TransEnterix, Inc.

Date: October 17, 2019	/s/ Joseph P. Slattery
Joseph P. Slattery
EVP and Chief Financial Officer

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